Exhibit (a)(15)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Global Fixed Income Opportunities Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Abolishing a Class of Shares of the Trust duly adopted by the Trustees of the Trust on June 13, 2019, as provided in Section 6.9(h) of the Declaration of Trust of the Trust, said Instrument to take effect upon filing with the Corporations Division of the Office of the Secretary of the Commonwealth of Massachusetts, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 26th day of June, 2019

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated: June 13, 2019

TO

MORGAN STANLEY GLOBAL FIXED INCOME OPPORTUNITIES FUND

DECLARATION OF TRUST

DATED

December 18, 1991

MORGAN STANLEY GLOBAL FIXED INCOME OPPORTUNITIES FUND

INSTRUMENT ABOLISHING A CLASS OF SHARES OF THE TRUST

WHEREAS, Morgan Stanley Global Fixed Income Opportunities Fund (the “Trust”) was established by the Declaration of Trust, dated December 18, 1991, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that, at any time that there are no shares outstanding of any particular class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that class and the establishment and designation thereof, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to abolish the Trust’s Class B shares as provided herein;

NOW, THEREFORE:

I.       Pursuant to Section 6.9(h) of the Declaration, there being no shares of the Trust’s Class B shares outstanding, such Class B shares are hereby abolished.

II.      The undersigned hereby certify that this Instrument has been duly adopted in accordance with the provisions of the Declaration.

III.     This Instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this Instrument this 13th day of June, 2019.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Nancy C. Everett Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Jakki L. Haussler Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	/s/ Joseph J. Kearns Joseph J. Kearns, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112	/s/ Patricia Maleski Patricia Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112
/s/ Michael E. Nugent Michael E. Nugent, as Trustee, and not individually c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036	/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 30 Rockefeller Plaza New York, NY 10112